EXHIBIT 99.1

Neumora Therapeutics Reports Third Quarter 2024 Financial Results and Provides Business Update

Phase 3 data from KOASTAL-1 study of navacaprant in MDD expected around the end of 2024; KOASTAL-2 and KOASTAL-3 topline data expected in the first half of 2025

Ongoing clinical studies evaluating navacaprant in bipolar depression and NMRA-511 in Alzheimer’s disease agitation with data expected in second half of 2025

Clinical study for next M4 PAM program expected to commence clinical in the first half of 2025

Strong financial position with $341.3 million in cash, cash equivalents and marketable securities now expected to support operations into mid-2026

Conference call today at 8:00am ET

WATERTOWN, Mass., November 12, 2024 – Neumora Therapeutics, Inc. (Nasdaq: NMRA) a clinical-stage biopharmaceutical company with a therapeutics pipeline consisting of seven clinical and pre-clinical brain disease programs, today announced financial results for the third quarter ended September 30, 2024, and provided a business update.

“It is an exciting time at Neumora as we continue to execute on our mission to redefine neuroscience drug development. We look forward to announcing topline data from KOASTAL-1, the first of three replicate studies in the pivotal Phase 3 KOASTAL program for the treatment of major depressive disorder (MDD), around the end of the year. This is an important milestone for navacaprant, which we believe has the potential to reshape the treatment of MDD by meeting outstanding unmet needs that current therapies do not adequately address,” said Henry Gosebruch, president and chief executive officer, Neumora.

“Beyond our MDD studies, we made substantial progress across our broader portfolio of additional novel clinical and preclinical programs. Notably, we have expanded navacaprant’s potential with a Phase 2 study in bipolar depression and are advancing a Phase 1b study of NMRA-511, a V1aR antagonist, for the treatment of Alzheimer's disease agitation. Additionally, we continue to have strong conviction in our M4 franchise and plan to submit an Investigational New Drug (IND) application in the first half of 2025. We are confident in our pipeline of next generation, novel therapies that could offer improved treatment outcomes and quality of life for patients suffering from brain diseases,” added Mr. Gosebruch.

KEY PIPELINE HIGHLIGHTS

Neumora is advancing a therapeutic pipeline of seven clinical and preclinical neuroscience programs that target novel mechanisms of action for a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases.

Navacaprant (NMRA-140): Phase 3 Data from KOASTAL-1 Study in Major Depressive Disorder (MDD) Expected Around the End of 2024

Navacaprant (NMRA-140) is a highly selective, novel, once-daily kappa opioid receptor (KOR) antagonist being developed as a potential monotherapy treatment for MDD and other neuropsychiatric disorders. The KOR antagonist approach has been clinically validated in three independent studies.

Neumora is currently enrolling the registrational Phase 3 KOASTAL program, which is designed to evaluate the efficacy and safety of navacaprant monotherapy for the treatment of MDD. KOASTAL-1, KOASTAL-2, and KOASTAL-3 are replicate Phase 3, randomized, placebo-controlled, double-blind studies in adult patients with MDD.

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The Company expects to report topline data from the KOASTAL-1 study around the end of 2024, and topline data from the KOASTAL-2 and KOASTAL-3 studies in the first half of 2025.

Beyond MDD, Neumora is advancing a Phase 2 clinical trial evaluating the potential of navacaprant as treatment for bipolar depression. The randomized, double-blind, placebo-controlled, Phase 2 clinical trial is designed to evaluate the safety and efficacy of navacaprant in people with depression associated with bipolar II disorder. Neumora expects to report topline data from this trial in the second half of 2025.

NMRA-511: Ongoing Phase 1b Study in Alzheimer’s Disease (AD) Agitation

NMRA-511 is a highly selective, novel antagonist of the vasopressin 1a receptor (V1aR) being developed for the treatment of agitation associated with dementia due to AD and other neuropsychiatric disorders.

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Neumora is advancing a Phase 1b study in investigating NMRA-511 initially in healthy elderly adult participants and then people with agitation associated with dementia due to AD. The Company expects to report data from this study in the second half of 2025.

M4 Positive Allosteric Modulator (PAM) Franchise: Advancing Preclinical Work Across Compounds, with IND expected in the first half of 2025

Neumora’s M4 franchise comprises multiple novel compounds that each have different properties and chemical composition, including NMRA-266 and additional M4 PAM compounds, which have demonstrated robust activity in preclinical efficacy models and high selectivity for the M4 receptor subtype. The Company plans to submit an IND for an additional program in the first half of 2025.

THIRD QUARTER 2024 FINANCIAL RESULTS

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Cash Position: As of September 30, 2024, Neumora had cash, cash equivalents and marketable securities of $341.3 million.

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Financial Guidance:The Company expects that its cash, cash equivalents and marketable securities as of September 30, 2024, will enable it to fund its operating plan into mid-2026.

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R&D Expense: Research and development expenses for the third quarter of 2024 were $60.6 million, as compared to $41.6 million for the same period in 2023. This increase was primarily due to advancement of clinical and preclinical programs and related activities for Phase 3 clinical trials evaluating navacaprant as a monotherapy treatment for MDD.

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G&A Expense: General and administrative expenses for the third quarter of 2024 were $16.0 million, as compared to $15.3 million for the same period in 2023. This increase was primarily due to an increase in technology and insurance costs to support operations as a public company.

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Net Loss: The Company reported a net loss of $72.5 million for the third quarter of 2024, as compared to $53.0 million for the same period in 2023.

About Neumora

Neumora Therapeutics, Inc. is a clinical-stage biopharmaceutical company founded to confront the global brain disease crisis by taking a fundamentally different approach to the way treatments for brain diseases are developed. Our therapeutic pipeline currently consists of seven clinical and preclinical neuroscience programs that target novel mechanisms of action for a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases. Our work is supported by an integrated suite of translational, clinical, and computational tools to generate insights that can enable precision medicine approaches. Neumora’s mission is to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients suffering from brain diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Neumora Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including statements related to: Neumora’s intention to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients suffering from brain diseases; the timing, progress and plans for its therapeutic development programs, including the timing of patient enrollment, initiation and data read outs for its programs and studies, the potential for positive data from KOASTAL-1 or any other studies, as well as its clinical trial and development plans and the potential for Neumora’s clinical pipeline to create value; timing and expectations related to regulatory filings and interactions; expectations and projections regarding future operating results and financial performance, including the sufficiency of its cash resources and expectation of the timing of its cash runway; the potential for Neumora to advance other compounds in its M4 portfolio; the timing and potential for an INDs in Neumora’s M4 portfolio; and; other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Other than statements of historical facts, all statements contained in this press release, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause the actual results or to be materially different from the information expressed or implied by these forward-looking statements, including, among others: the risks related to the inherent uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals; risks related to the timely initiation and enrollment in our clinical trials; risks related to our reliance on third parties, including CROs; risks related to serious or undesirable side effects of our therapeutic candidates; risks related to our ability to utilize and protect our intellectual property rights; and other matters that could affect sufficiency of capital resources to fund operations. For a detailed discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Neumora’s business in general, please refer to the risk factors identified in the Company’s filings with the Securities and Exchange Commission (SEC), including but not limited to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 that was filed with the SEC on or about the date hereof. Forward-looking statements speak only as of the date hereof, and, except as required by law, Neumora undertakes no obligation to update or revise these forward-looking statements. Our results for the quarter ended September 30, 2024 are also not necessarily indicative of our operating results for any future periods.

Financial Tables

NEUMORA Therapeutics, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$60,630	$41,601	$155,015	$103,855
General and administrative	16,016	15,263	45,527	34,239
Total operating expenses	76,646	56,864	200,542	138,094
Loss from operations	(76,646)	(56,864)	(200,542)	(138,094)
Other income (expense):
Interest income	4,209	3,838	15,845	10,965
Other expense, net	(57)	(1)	(93)	(66)
Total other income	4,152	3,837	15,752	10,899
Net loss before income taxes	(72,494)	(53,027)	(184,790)	(127,195)
Provision for income taxes	53	—	178	—
Net loss	(72,547)	(53,027)	(184,968)	(127,195)
Other comprehensive income (loss):
Unrealized gain on marketable securities	292	137	181	463
Comprehensive loss	$(72,255)	$(52,890)	$(184,787)	$(126,732)
Net loss per share, basic and diluted	$(0.45)	$(1.14)	$(1.16)	$(3.59)
Weighted-average shares outstanding, basic and diluted	159,576	46,691	158,837	35,428

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$341,307	$463,827
Total assets	$352,537	$496,195
Total liabilities	$31,798	$27,119
Total stockholders’ equity	$320,739	$469,076

Neumora Contact

Helen Rubinstein

+1 (315) 382-3979

Helen.Rubinstein@neumoratx.com